UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

OFFICE DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

OFFICE DEPOT, INC.		Shareholder Meeting to be held on 04/22/09
** IMPORTANT NOTICE **		Proxy Materials Available
Regarding the Availability of Proxy Materials	•	Notice and Proxy Statement
	•	Form 10-K
You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROXY MATERIALS - VIEW OR RECEIVE You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.
To facilitate timely delivery please make the request as instructed below on or before 04/08/09.

OFFICE DEPOT, INC. 6600 NORTH MILITARY TRAIL		HOW TO VIEW MATERIALS VIA THE INTERNET
BOCA RATON, FL 33496		Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS
		1) BY INTERNET	-	www.proxyvote.com
		2) BY TELEPHONE	-	1-800-579-1639
		3) BY E-MAIL*	-	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

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Meeting Information	How To Vote
Meeting Type: Annual Meeting Date: 04/22/09	Vote In Person
Meeting Time: 8:30 A.M., EDT For holders as of: 03/03/09	You can gain entrance to the shareholder meeting by producing the attached Admission Ticket or a proxy or letter from the broker, trust, bank or other nominee
confirming beneficial ownership of your shares.
Meeting Location:	During the Meeting you will need to request a ballot to vote this shares.
Boca Raton Marriott
5150 Town Center Circle
Boca Raton, FL 33486-1013	Vote By Internet
Meeting Directions:	To vote now by Internet, go to
For Meeting Directions Please Call: 561-620-3712

WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 6:00 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the website and follow the instructions.

ADMISSION TICKET

This is notice of your invitation to attend the annual meeting of shareholders of Office Depot to be held on Wednesday, April 22, 2009 at 8:30 a.m., EDT, at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, FL 33486-1013.

In addition to reviewing the minutes of last year’s annual meeting and receiving reports of officers, the purposes of the meeting are listed on the following page.

You should present this Admission Ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable. If the shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares.

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Voting items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

1.      To elect eleven (11) members of the Board of Directors for the term described in this Proxy Statement.

Nominees:

1a.    Lee A. Ault III

1b.    Neil R. Austrian

1c.    David W. Bernauer

1d.    Marsha J. Evans

1e.    David I. Fuente

1f.    Brenda J. Gaines

1g.    Myra M. Hart

1h.    W. Scott Hedrick

1i.     Kathleen Mason

1j.     Michael J. Myers

1k.    Steve Odland

2.      Ratification of appointment of Deloitte & Touche LLP as the Company’s independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 3, 4 AND 5.

3.      To consider a Proposal from a Shareholder recommending that our Board of Directors amend the Bylaws of the Company (and each appropriate document) to give holders of 10% or more of the Company’s outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareholder meeting, in compliance with applicable law.

4.      To consider a Proposal from a Shareholder recommending that our Board of Directors amend the Bylaws of the Company to reimburse a stockholder or group of stockholders for expenses incurred in connection with nominating one or more candidates in a contested election of Directors.

5.      To consider a Proposal from a Shareholder recommending that our Board of Directors adopt a policy that the Chairman of our Board of Directors be an independent director who has not previously served as an executive officer of the Company.

6.      To transact any other business that may properly come before the meeting.

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